1 Consolidated Adjusted Operating Income 4th Quarter 2017 2016 In millions, except per share amounts Operating Income EPS Operating Income EPS Reported $ 7.5 $ 0.31 $ (96.8) $(2.10) Adjustments to Reconcile Operating Income/EPS Non-cash convertible debt interest expense (1) - 0.01 - 0.01 Mark to market (gain) loss on derivative instruments (2) - (0.11) - (0.08) Restructuring and divestiture costs (3) 17.6 0.20 27.8 0.44 Legal and investigative costs (4) 0.3 - (0.7) (0.01) (Gain) loss on sale of assets (5) - - 1.0 0.02 Foreign Corrupt Practices Act (FCPA) accrual (6) - - 49.3 0.99 US Pension Settlement (7) - - 7.4 0.12 Asia-Pacific and Africa (income) loss (8) (5.3) (0.07) 39.3 0.66 Tax Reform Act (9) - (0.31) - - Total Adjustments 12.6 (0.28) 124.1 2.15 Adjusted $ 20.1 $ 0.03 $ 27.3 $ 0.05 Note 1: The table above reflects EPS adjustments based on the Company's full year effective tax rate for 2017 and 2016 of 40% and 50%, respectively Note 2: See footnote definitions on slide 6 Exhibit 99.2

Segment Adjusted Operating Income

North America, Europe and Latin America

North America	Operating Income				
In millions	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
As reported	$ (39.1)	$ 25.8	$ 19.9	$ 19.0	$ 3.9
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	14.1	12.2	11.2	7.8	17.6
Legal and investigative costs (4)	(0.7)	0.3	0.3	0.4	0.3
(Gain) loss on the sale of assets (5)	1.0	3.5	-	6.3	-
Foreign Corrupt Practices Act (FCPA) accrual (6)	49.3	-	-	-	-
US Pension Settlement (7)	7.4	-	-	-	-
Total Adjustments	71.1	16.0	11.5	14.5	17.9
Adjusted	$ 32.0	$ 41.8	$ 31.4	$ 33.5	$ 21.8

Europe	Operating Income				
In millions	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
As reported	$ (14.4)	$ (3.6)	$ (2.5)	$ 0.1	$ (6.4)
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	10.8	1.7	1.0	(0.1)	-
Project Settlements (10)	-	-	-	3.5	-
Total Adjustments	10.8	1.7	1.0	3.4	-
Adjusted	$ (3.6)	$ (1.9)	$ (1.5)	$ 3.5	$ (6.4)

Latin America	Operating Income				
In millions	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
As reported	$ (4.0)	$ 4.6	$ 2.3	$ 6.0	$ 4.7
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	2.9	0.2	-	-	-
Total Adjustments	2.9	0.2	-	-	-
Adjusted	$ (1.1)	$ 4.8	$ 2.3	$ 6.0	$ 4.7

Core Operations - Total Adjusted Operating Income	$ 27.3	$ 44.7	$ 32.2	$ 43.0	$ 20.1

Note: See footnote definitions on slide 6

General Cable

2

3 Metal Adjusted Net Sales Note: See footnote definitions on slide 6 North America 4th Quarter Full Year 2017 2016 2017 2016 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 536.7 $ 476.5 $ 2,218.1 $ 2,041.7 Adjustments to Reconcile Net Sales Metal adjustment (11) - 53.5 - 194.1 Total Adjustments - 53.5 - 194.1 Adjusted $ 536.7 $ 530.0 $ 2,218.1 $ 2,235.8 Europe 4th Quarter Full Year 2017 2016 2017 2016 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 255.4 $ 212.2 $ 874.5 $ 875.7 Adjustments to Reconcile Net Sales Metal adjustment (11) - 17.6 - 60.3 Total Adjustments - 17.6 - 60.3 Adjusted $ 255.4 $ 229.8 $ 874.5 $ 936.0 Latin America 4th Quarter Full Year 2017 2016 2017 2016 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 186.4 $ 174.0 $ 677.9 $ 655.2 Adjustments to Reconcile Net Sales Metal adjustment (11) - 31.5 - 100.5 Total Adjustments - 31.5 - 100.5 Adjusted $ 186.4 $ 205.5 $ 677.9 $ 755.7 Asia and Africa 4th Quarter Full Year 2017 2016 2017 2016 In millions Net Sales Net Sales Net Sales Net Sales As reported $ 3.4 $ 47.3 $ 66.7 $ 285.8 Adjustments to Reconcile Net Sales Metal adjustment (11) - 5.2 - 35.0 Total Adjustments - 5.2 - 35.0 Adjusted $ 3.4 $ 52.5 $ 66.7 $ 320.8

4 Adjusted Other Income (Expense) Note: See footnote definitions on slide 6 4th Quarter 2017 2016 In millions Other Income (Expense) Other Income (Expense) As reported $ 10.6 $ 2.5 Adjustments to Reconcile Other Income (Expense) Mark to market (gain) loss on derivative instruments (2) (8.9) (4.7) Asia-Pacific and Africa other (income) loss (7) (0.3) 1.3 Total Adjustments (9.2) (3.4) Adjusted $ 1.4 $ (0.9)

5 Adjusted EBITDA Note: See footnote definitions on slide 6 12 Months Ended 12 Months Ended In millions 2017 2016 Net income (loss) attributable to Company common shareholders $ (56.6) $ (93.8) Net income (loss) attributable to noncontrolling interest 1.9 0.3 Equity in net (earnings) losses of affiliated companies - (0.9) Income tax provision (benefit) 15.8 (3.7) Interest expense, net 76.7 87.0 Other (income) expense (28.5) (7.2) Operating income (loss) $ 9.3 $ (18.3) Adjustments to Reconcile Operating Income Restructuring and divestiture costs (3) 51.6 82.6 Legal and investigative costs (4) 1.3 7.0 (Gain) loss on sale of assets (5) 9.9 (51.9) Project settlements (10) 3.5 - Foreign Corrupt Practices Act (FCPA) accrual (6) - 54.3 US Pension Settlement (7) - 7.4 Asia-Pacific and Africa (income) loss (8) 64.4 68.9 Total Adjustments 130.7 168.3 Adjusted operating income 140.0 150.0 Depreciation and amortization (12) 72.8 80.9 Adjusted EBITDA $ 212.8 $ 230.9

6 Footnotes (1) - The Company's adjustment for the non-cash convertible debt interest expense reflects the accretion of the equity component of the 2029 convertible notes, which is reflected in the income statement as interest expense. (2) - Mark to market (gains) and losses on derivative instruments represents the current period changes in the fair value of commodity instruments designated as economic hedges. The Company adjusts for the changes in fair values of these commodity instruments as the earnings associated with the underlying contract have not been recorded in the same period. (3) - Restructuring and divestiture costs represent costs associated with the Company's announced restructuring and divestiture programs as well as costs associated with the review of strategic alternatives that resulted in the previously announced definitive merger agreement with Prysmian. Examples consist of, but are not limited to, employee separation costs, asset write-downs, accelerated depreciation, working capital write-downs, equipment relocation, contract terminations, consulting fees and legal costs incurred as a result of the programs. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of both the restructuring and divestiture programs. (4) - Legal and investigative costs represents costs incurred for external legal counsel and forensic accounting firms in connection with the restatement of our financial statements and the Foreign Corrupt Practices Act investigation. The Company adjusts for these charges as management believe these costs will not continue at the conclusion of these investigations, which are considered outside the normal course of business. (5) - Gains and losses on the sale of assets are the result of divesting certain General Cable businesses. The Company adjusts for these gains and losses as management believes the gains and losses are one-time in nature and will not occur as part of the ongoing operations. (6) - Foreign Corrupt Practices Act (FCPA) accrual represents the Company’s additional accruals recorded in 2016 to settle the investigations with the SEC and the DOJ. The Company adjusts for this accrual as management believes this is a one-time charge and will not occur as part of ongoing operations. (7) - The US pension settlement charge is a one-time cost related to the lump sum payment to term-vested participants of the US Master Pension Plan. This charge represents the payments made to those participants who elected to take the lump sum payment and for which the Company no longer has obligations to pay in the future. The Company has adjusted for this US pension settlement charge as management does not expect it to occur in the future, nor is it part of the ongoing operations. (8) - The adjustment excludes the impact of operations in the Africa and Asia Pacific segment which are not considered "core operations" under the Company's strategic roadmap. The Company has divested or closed these operations which are not expected to continue as part of the ongoing business. For accounting purposes, the continuing operations in Africa and Asia Pacific do not meet the requirement to be presented as discontinued operations. Fourth quarter 2017 reflects a pre-tax gain of $5.4 million on the liquidation of our New Zealand business. Fourth quarter 2016 reflects the non-cash impacts of a $28 million currency translation reclassification out of accumulated other comprehensive income related to the closure of our South African facilities and an $11 million asset impairment charge for the Company’s business in China. (9) - The tax reform act adjustment relates to the effect on the Company’s financial statements resulting from the enactment of the United States Tax Cuts and Jobs Act ("Tax Reform Act"). The Tax Reform Act provides for a one-time deemed taxable repatriation of the Company’s off-shore accumulated earnings. This deemed repatriation resulted in a preliminary estimate of $46 million of noncash deferred tax expense in the fourth quarter of 2017 as the deemed repatriation income was offset by existing net operating losses. In addition, the Tax Reform Act provides for the reduction of the U.S. corporate income tax rate from 35% to 21%, effective for 2018. Accordingly, the Company’s deferred tax assets and liabilities were required to be remeasured in the fourth quarter of 2017 resulting in a preliminary estimated noncash deferred tax benefit of approximately $62 million. Prospectively, the Company expects its reported earnings to be favorably impacted by the reduced U.S. tax rate. The Company adjusts for the enactment of the Tax Reform Act as management believes this is a one-time net benefit and will not occur as part of ongoing operations. (10) - Project settlements represents losses associated with claim settlements related to the Company's German submarine power cable business. The Company adjusts for these losses as management believes they are one-time in nature and will not occur as part of the ongoing operations. (11) - The metal adjustment to net sales is the Company's estimate of metal price volatility to revenues from one period to another. (12) - Excludes depreciation and amortization in Asia Pacific and Africa for the twelve months ended December 31, 2017 and 2016 of $1.1 million and $5.1 million, respectively.